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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-4, File No. 333-124019) and related Prospectus of Vishay Intertechnology, Inc. for the registration of 17,985,798 shares of its common stock and to the incorporation by reference therein of our reports dated March 14, 2005, with respect to the combined consolidated financial statements of Siliconix incorporated, Siliconix incorporated management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Siliconix incorporated, included in its Annual Report (Form 10-K) for the year ended December 31, 2004, and the related financial statement schedule of Siliconix incorporated included therein, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

San Jose, California
April 22, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm